UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 7, 2007

Date of report (Date of earliest event reported)

MedicalCV, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-33295	41-1717208
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9725 South Robert Trail
Inver Grove Heights, Minnesota 55077
(Address of principal executive offices, including zip code)

(651) 452-3000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02               DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(c)           On September 7, 2007, Michael A. Brodeur agreed to join MedicalCV, Inc. as Vice President, Finance and Chief Financial Officer, effective September 17, 2007.  Mr. Brodeur will assume these roles following the September 15, 2007 resignation of Eapen Chacko, our current Vice President, Finance and Chief Financial Officer.

Mr. Brodeur, age 53, has over 25 years of senior financial leadership in healthcare, medical device, biotechnology and clinical laboratory industries. From December 2005 to August 2007, Mr. Brodeur was a Managing Partner at Prairieview CFO Partners, LLP, a CFO services firm serving public or pre-IPO emerging, middle-market businesses.  From  September 2004 to December 2005, Mr. Brodeur served as the Chief Financial Officer of McKesson Medication Management, Inc., a pharmacy outsource provider to acute care hospitals.  From December 2001 to March 2004, Mr. Brodeur was a Senior Partner at Tatum CFO Partners, LLP, a national CFO services firm serving emerging, middle-market and multinational companies.  Through Tatum CFO Partners, Mr. Brodeur served as Chief Financial Officer of Molecular Diagnostics, Inc. and Aastrom Biosciences, Inc., publicly traded medical device companies. Mr. Brodeur has also served as Chief Financial Officer of Meris Laboratories, Inc. and held senior financial leadership positions with EPS Solutions Corporation and WellPoint Health Networks Inc. Mr. Brodeur is a certified public accountant who began his career at Ernst & Young.

We have entered into an employment agreement with Mr. Brodeur, pursuant to which Mr. Brodeur will receive an annual base salary of $225,000 and is eligible to receive performance-based cash bonuses.  Under our Management Incentive Plan, Mr. Brodeur is eligible to receive a pro-rated minimum bonus payout of 15%, target bonus payout of 25% and maximum bonus payout of 30% of base salary for fiscal year 2008.  The employment agreement provides that a severance payment will be made if the employment of Mr. Brodeur is terminated by our company without cause, or by Mr. Brodeur for good reason.  The severance payment would be six months of base salary; and, if at the end of such six-month period, Mr. Brodeur was not employed or engaged as an independent contractor, we would pay him up to an additional six months of base salary until he is employed or engaged as an independent contractor.  In addition, Mr. Brodeur has agreed to certain nondisclosure and inventions provisions and certain noncompetition and nonrecruitment provisions during the term of employment and for a period of one year after termination of employment.  The foregoing description is qualified in its entirety by reference to Mr. Brodeur’s employment agreement, which appears as Exhibit 10 to this Current Report on Form 8-K.

Contingent upon the commencement of his employment, we agreed to grant Mr. Brodeur a ten-year stock option under our Amended and Restated 2001 Equity Incentive Plan to purchase 98,397 shares of common stock at a price per share equal to the per share closing price of our common stock on the date Mr. Brodeur commences his employment, with vesting of 25 percent on the first anniversary of the date of grant and 6.25 percent quarterly thereafter.  We previously filed the form of non-qualified stock option agreement used in connection with awards to executive officers under our Amended and Restated 2001 Equity Incentive Plan.

There are no familial relationships between Mr. Brodeur and any other officer or director of our company.  There are no transactions in which Mr. Brodeur has an interest requiring disclosure under Item 404(a) of Regulation S-B.  Each of our executive officers is appointed to serve until his or her successor is duly appointed or his or her earlier removal or resignation from office.

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS

(d)      Exhibits

See “Exhibit Index.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedicalCV, Inc.

Date: September 11, 2007	By:	/s/ Marc P. Flores
Marc P. Flores
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10	Executive Employment Agreement, effective September 17, 2007, by and between MedicalCV, Inc. and Michael A. Brodeur.